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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-3 of Gothic Energy Corporation (File No. 333-23239) of our report dated July 11, 1997 on our audit of the historical schedule of gross revenues and direct lease operating expenses of the HS Properties for the years ended December 31, 1996 and 1995, which report is included in this Form 8-K/A.



Coopers & Lybrand L.L.P.

Tulsa, Oklahoma
October 3, 1997